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                                                                     Exhibit 8.1

                                                                           PERCENTAGE
                                                              COUNTRY OF    OWNERSHIP
NAME                                                        INCORPORATION   INTEREST
----                                                        -------------  ----------
Fortune Software (Beijing) Co., Ltd                             China          100
China Finance Online (Beijing) Co., Ltd.                        China          100
Beijing Fuhua Innovation Technology Development Co., Ltd.*      China          100
Stockstar Information Technology (Shanghai) Co., Ltd            China          100
Shanghai Meining Computer Software Co., Ltd.                    China          100
Zhengning Information & Technology (Shanghai) Co., Ltd.         China          100
Shenzhen Genius Information Technology Co., Ltd.                China          100
Jujin Software (Shenzhen) Co., Ltd.                             China          100

*    Denotes variable interest entity